Company Contact:	CCG Investor Relations:
Renhuang Pharmaceuticals, Inc.	Mr. Mark Collinson, Partner
Ms. Portia Tan, IR Contact	Phone: +1-310-954-1343 (Los Angeles)
Tel: 86-451-8260-2162	Email: mark.collinson@ccgir.com
Email: ir@renhuang.com	Website: www.ccgirasia.com

Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com

For Immediate Release

Renhuang Announces Appointment of Interim CFO

Harbin, China – August 20, 2010 – Renhuang Pharmaceuticals, Inc. (NYSE Amex: CBP) ("Renhuang" or the "Company"), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines ("TCM"), today announced that, it has appointed Ms. Xiaoying Lu as its Interim Chief Financial Officer (“CFO”), while the Company seeks a permanent replacement.

Reporting directly to Mr. Shaoming Li, the Company’s Chairman and Chief Executive Officer, Ms. Lu will be responsible for managing all financial functions, including, financial management, reporting, risk management and managing the financial budget, while Renhuang continues to search for a new CFO. Upon his or her appointment, Ms. Lu will transition to the role of an Assistant to the CFO to ensure a seamless transition.

Prior to joining Renhuang’s financial department on August 13, Ms. Lu was director of accounting at Harbin Santong Energy Limited Company, an enterprise with more than 500 employees, where she served for over six years. Ms. Lu graduated from Harbin Institute of Economic Management with a Bachelor’s degree in Accounting. She is a certified Senior Accountant, which requires passing the national senior accountant exam and meeting rigorous standards for work experience and foreign language skills. Ms. Lu is also in process of completing the requisites to earn her China CPA (Certified Public Accountant).

“We are excited to have Ms. Lu as part of Renhuang’s management team and extend a warm welcome to her. Her professional experience will make her a valuable asset to our finance team,” said Mr. Shaoming Li, the Company’s Chairman and Chief Executive Officer. “We have tremendous confidence in her ability to manage Renhuang’s finance operations during this interim period, particularly because she shares Renhuang’s dedication and commitment to instituting and maintaining high standards of accuracy and transparency.”

ABOUT RENHUANG PHARMACEUTICALS, INC.

Renhuang Pharmaceuticals, Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines (“TCM”), in the People's Republic of China. All of the Company’s products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs. through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China.  Company Website: www.renhuang.com.

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to, the Company’s ability to manage expansion of its operations effectively, ability to find a new CFO, and other factors detailed in the Company’s annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

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